UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
December 12, 2012

TRUMP ENTERTAINMENT RESORTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13794	13-3818402
(Commission File Number)	(IRS Employer Identification No.)

1000 Boardwalk at Virginia Avenue
Atlantic City, New Jersey	08401
(Address of Principal Executive Offices)	(Zip Code)

609-449-5534
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

As previously disclosed in the Current Report on Form 8-K filed by Trump Entertainment Resorts, Inc. (the “Company”) on November 26, 2012, at the Company’s 2012 Annual Meeting of Stockholders held on November 19, 2012, the Company left the polls open for voting on a proposed amendment to its Amended and Restated Certificate of Incorporation to provide that its Board of Directors (the “Board”) may fix the number of directors constituting the Company's entire board at a number between five (5) and eleven (11) (the “Proposed Amendment”). The Annual Meeting was adjourned solely with regard to the Proposed Amendment until Thursday, December 13, 2012 at 5:30 p.m., New York City time.

In connection with the Proposed Amendment, the Company has delivered a letter to one of its significant stockholders, dated December 12, 2012, stating that the Board has agreed that, in the event the Proposed Amendment is approved by stockholders and becomes effective and thereafter the Board determines to increase the size of the Board beyond its current size of seven directors, (i) the size of the Board will be increased by two directors (but not by more than two or less than two), (ii) the two new directorships created thereby will be filled simultaneously, and (iii) at least one of the new directors will qualify as an “independent director” under the Company’s Corporate Governance Guidelines and under the rules and regulations promulgated by the Nasdaq Stock Market.

This agreement of the Board set forth in the above-referenced letter will remain in effect until the Company’s 2013 Annual Meeting, at which time the Board intends (i) to propose a further amendment to the Company’s Certificate of Incorporation to provide that the size of the Board cannot be less than five or more than nine directors, and (ii) to amend the Company’s Corporate Governance Guidelines to provide that if any additional Board seats are created by action of the Board, two new Board seats will be created, which will be filled simultaneously, with at least one of the newly appointed directors qualifying as an “independent director” under the Company’s Corporate Governance Guidelines and under the rules and regulations promulgated by the Nasdaq Stock Market.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1	Form of Letter, dated December 12, 2012.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Current Report on Form 8-K, including any exhibits being furnished as part of this report, as well as other statements made by the Company, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the Registrant’s current views with respect to current events and financial performance. The words “possible,” “propose,” “might,” “could,” “would,” “projects,” “plan,” “forecasts,” “anticipates,” “expect,” “intend,” “believe,” “seek,” or “may,” and the negative of these terms and other comparable terminology, are intended to identify forward-looking statements, but are not the exclusive means of identifying them. These forward-looking statements may include statements other than historical information or statements of current condition, which represent only the Registrant’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Registrant’s control.  Forward-looking statements are subject to a number of risks, contingencies and uncertainties, some of which our management has not yet identified.  Forward-looking statements are not guarantees of future performance; subsequent developments may cause forward-looking statements to become outdated; and actual results, developments and business decisions may differ materially from those contemplated by such forward-looking statements as a result of various factors, certain (but not all) of which are discussed in the risk factors included in the Registrant’s reports filed with the SEC including, but not limited to, their Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.  The Registrant disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise.  Similarly, these and other factors can affect the value of the Company’s common stock and/or other equity securities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 12, 2012

TRUMP ENTERTAINMENT RESORTS, INC.

By:	/s/ David R. Hughes
David R. Hughes Chief Financial Officer